UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2007

Cytyc Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-27558	02-0407755
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Campus Drive, Marlborough, MA	01752
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 263-2900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modification to Rights of Security Holders.

On May 20, 2007, Cytyc Corporation (“Cytyc”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Hologic, Inc. and Nor’easter Corp. In connection with the Merger Agreement and the transactions contemplated thereby, the Board of Directors of Cytyc adopted Amendment No. 4 (the “Amendment”) to the Rights Agreement dated as of August 27, 1997, as amended on June 22, 1998, January 3, 2003, November 6, 2003 and May 20, 2007 (as so amended, the “Rights Agreement”), between Cytyc and Computershare Trust Company, N.A. (formerly EquiServe Trust Company, N.A., which was a successor to BankBoston, N.A.), as rights agent, which Amendment was entered into as of August 30, 2007.

In connection with the Rights Agreement, on August 6, 1997, the Board of Directors of Cytyc authorized and declared a dividend distribution of one right (“Right”) for each share of common stock, $.01 par value per share, of Cytyc outstanding at the close of business on September 5, 1997, each such Right representing the right to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock. The Amendment extends the expiration date of the Rights Agreement from September 5, 2007 to December 31, 2007.

The foregoing summary description of the Amendment is not intended to be complete and is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 4.1, and is incorporated herein by reference thereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Amendment No. 4 to Rights Agreement, dated as of August 30, 2007, by and between Cytyc Corporation and Computershare Trust Company, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTYC CORPORATION

By:	/s/ A. Suzanne Meszner-Eltrich
A. Suzanne Meszner-Eltrich Senior Vice President, General Counsel and Secretary

Date: August 31, 2007

EXHIBIT INDEX

Exhibit No.	Description
4.1	Amendment No. 4 to Rights Agreement, dated as of August 30, 2007, by and between Cytyc Corporation and Computershare Trust Company, N.A.